                                                                     Exhibit 1.1

                             UNDERWRITING AGREEMENT


                                US$[985,000,000]

                        Perpetual Trustee Company Limited

                        SERIES 2000 -- 1G MEDALLION TRUST

            % Mortgage Backed Floating Rate Notes Due 2030, Class A-1



                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              March [24], 2000


J.P. Morgan Securities Inc.
("J.P. Morgan")
As Representative of the
  Several Underwriters Listed
   in Schedule I

60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:

     Perpetual Trustee Company Limited, ACN 000 001 007, a company incorporated in New South Wales, Australia ("Perpetual"), acting in its capacity as trustee of the Series 2000-1G Medallion Trust (the "Trust", and Perpetual in that capacity being the "Issuer Trustee"), acting at the direction of Securitisation Advisory Services Pty Limited, ACN 064 133 946, a company incorporated in New South Wales, Australia, as manager of the Trust (the "Manager"), proposes to sell to the several Underwriters listed in Schedule I to this Agreement (the "Underwriters"), for whom J.P. Morgan is acting as representative (the "Representative"), US$[985,000,000] aggregate principal amount of Class A-1 Mortgage Backed Floating Rate Notes due 2030 (the "Class A-1 Notes") issued by the Issuer Trustee. The Manager is a wholly-owned subsid-

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iary of Commonwealth Bank of Australia, ACN 123 123 124, a company incorporated in the Australian Capital Territory, Australia ("CBA").

     The Class A-1 Notes will be secured by the assets of the Trust in accordance with the Security Trust Deed. The assets of the Trust means all assets and property, real and personal, (including choses in action and other rights), tangible and intangible, present or future, held by the Issuer Trustee from time to time, as trustee of the Trust including, among other things: (i) rights specified in the Security Trust Deed and the Note Trust Deed in a pool of variable and fixed rate residential mortgage loans (the "Mortgage Loans") (such rights, the "Mortgage Loan Rights" (as defined on the next page)) and certain moneys received under the Mortgage Loans after March [18], 2000 (the "Cutoff Date"), (ii) the benefits of all covenants, agreements, undertakings, representations, warranties and other choses in action in favor of the Issuer Trustee under the Transaction Documents (as defined in the Series Supplement),
(iii) the Collection Account and (iv) all other assets that comprise the Charged Property (as defined in the Security Trust Deed). The Mortgage Loans will be sold to the Issuer Trustee by CBA (in such capacity, the "Seller") and will be serviced for the Issuer Trustee by CBA (in such capacity, the "Servicer"). The Class A-1 Notes will be issued in an aggregate principal amount of US$[985,000,000], which is equal to approximately ___% of the aggregate balance of the Mortgage Loans as of the Cutoff Date.

     The Trust was created pursuant to a master trust deed dated October 8, 1997, as amended from time to time (the "Master Trust Deed") between the Manager and Perpetual and a series supplement to be dated March [ ], 2000 (the "Series Supplement"), between CBA (as Seller and Servicer), the Manager and the Issuer Trustee, which describes, among other things, the Trust and the underlying cash flow relating to the Class A-1 Notes. The Class A-1 Notes will be issued pursuant to a Note Trust Deed to be dated March [27], 2000 among the Issuer Trustee, the Manager and The Bank of New York, New York branch (the "Class A-1 Note Trustee").

     Concurrently with the sale of the Class A-1 Notes, the Issuer Trustee will also issue A$[150,000,000] in aggregate principal amount of Class A-2 Notes (together with the Class A-1 Notes, the "Class A Notes"), and A$[15,000,000] in aggregate principal amount of Class B Notes". The Class A-2 Notes will be equal to ___% of the aggregate principal amount of Mortgage Loans as of the Cutoff Date, and the Class B Notes will be equal to % of the aggregate principal amount of the Mortgage Loans as of the Cutoff Date. The assets of the Trust will also secure under the Security Trust Deed, among other things, any Redraw Bonds (as defined in the

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Series Supplement) that may be issued after the date of this Agreement and the
Issuer Trustee's obligations under the Liquidity Facility. The Class A-2 Notes, the Class B Notes and the Redraw Bonds are collectively referred to as the "A$ Securities." The Class A-1 Notes and the A$ Securities are collectively referred to as the "Notes."

     The Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Class A-1 Notes. The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430 or Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement", and the prospectus in the form first used to confirm sales of Class A-1 Notes is referred to in this Agreement as the "Prospectus".

     When used in this Agreement, "Basic Documents" shall mean collectively: the Master Trust Deed (in so far as it applies to the Trust), the Series Supplement, the Notes, the Security Trust Deed, the Note Trust Deed, the Agency Agreement, the Dealer Agreement, the Liquidity Facility Agreement, the Standby Redraw Facility Agreement, the Currency Swap Agreement, the Interest Rate Swap Agreement, the Mortgage Insurance Policies, any other document which is agreed to by the Manager and the Issuer Trustee to be a Transaction Document in relation to the Trust under clause 1.6(a)(v) of the Series Supplement, the DTC Letter of Representations, any undertakings given to Euroclear or Clearstream Banking, societe anonyme ("Clearstream") in connection with the Book Entry Notes, any agreement, instrument or undertaking entered into by the Issuer Trustee or any CBA Party in connection with the listing of the Class A-1 Notes on the London Stock Exchange, and [any other contract, agreement or instrument which is specified in the closing memo]. CBA and the Manager are each a "CBA Party" and collectively are referred to as the "CBA Parties." To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Series Supplement.

     In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity and reference to the assets, business, property or undertaking of the Issuer Trustee, unless otherwise stated, is a reference to the Issuer Trustee in that capacity only.

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

     Each of the CBA Parties and the Issuer Trustee hereby agrees with the Underwriters as follows:

     1. Purchase and Sale. The Issuer Trustee, at the direction of the Manager, agrees to sell, and the Manager agrees to direct the Issuer Trustee to sell, the Class A-1 Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuer Trustee, the respective principal amounts of Class A-1 Notes set forth opposite such Underwriter's name in
Schedule I hereto at a price equal to ______% of their principal amount.

     2. Offering. The CBA Parties and the Issuer Trustee understand that the Underwriters intend to make a public offering of their respective portions of the Class A-1 Notes upon the terms set forth in the Prospectus as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of J.P. Morgan is advisable.

     3. Delivery and Payment. Payment for the Class A-1 Notes shall be made by wire transfer in immediately available funds to the account specified by the Issuer Trustee to J.P. Morgan no later than 12:00 noon, New York City time on
    , 2000, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as J.P. Morgan and the Manager may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City, Sydney and London.

     Payment for the Class A-1 Notes shall be made against delivery to the nominee of the Depository Trust Company for the account of J.P. Morgan and for the respective accounts of the several Underwriters of [three] or more fully registered global book-entry notes (the "Book-Entry Notes") representing $[985,000,000] in aggregate Principal Amount of Class A-1 Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Class A-1 Notes duly paid by the Issuer Trustee. The Book-Entry Notes will be made available for inspection by J.P. Morgan at the offices of Mayer, Brown & Platt at 1675 Broadway, New York, New York 10019 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date. Interests in any Book Entry Notes will be held only in Book Entry form through DTC, except in limited circumstances described in the Prospectus.

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     4. Representations and Warranties of the Issuer Trustee and the CBA
Parties.

     I. The Issuer Trustee represents and warrants to each Underwriter and the CBA Parties as of the date of this Agreement and as of the Closing Date, and agrees with each Underwriter and the CBA Parties, that:

                  (a) since the respective dates as of which information is provided in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business, prospects, management, or results of operations, condition (financial or otherwise) of Perpetual or the Trust except as disclosed in the Prospectus which is material in the context of performing the Issuer Trustee's obligations and duties under the Notes and each Basic Document to which it is or is to be party;

                  (b) Perpetual has been duly incorporated and is validly existing as a corporation under the laws of New South Wales, with power and authority (corporate and other) to conduct its business as described in the Prospectus, and to enter into and perform the Issuer Trustee's obligations under this Agreement and the Basic Documents and Perpetual been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

                  (c) Perpetual has duly authorized, executed and delivered this Agreement;

                  (d) the Notes have been duly authorized by Perpetual, and, when the Class A-1 Notes have been issued (and duly authenticated by the Class A-1 Note Trustee), delivered and paid for pursuant to this Agreement, they will constitute valid and binding obligations of the Issuer Trustee entitled to the benefits of the Note Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles.

                  (e) the execution, delivery and performance by Perpetual of each of the Basic Documents to which it either is, or is to be, a party and this Agreement

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

has been duly authorized by Perpetual and, when executed and delivered by it and the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

                  (f) Perpetual is not, nor with the giving of notice or lapse of time or both will be, in violation of or in default under: (i) its constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either is a party or by which it or any of its properties is bound, except in the case of (ii), for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in or in the Basic Documents; the issue and sale of the Notes and the performance by it of all of the provisions of the Issuer Trustee's obligations under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (I) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of it's property or assets is subject, (II) result in any violation of the provisions of it's constitution or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties; or (III) result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the latter, including such applicable rules and regulations, the "Trust Indenture Act") and as may be required under state securities or "Blue Sky" Laws in connection with the purchase and distribution of the Class A-1 Notes by the Underwriters;

                  (g) other than as set forth in or contemplated by the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings

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

pending or, to its knowledge, threatened against or affecting it or the Trust or to which it is or may be a party or to which it is or may be the subject: (i) asserting the invalidity of this Agreement or of any of the Basic Documents,
(ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that may adversely affect the US Federal or Australian Federal or state income, excise, franchise or similar tax attributes of the Class A-1 Notes, (iv) that could materially and adversely affect the Issuer Trustee's performance of its obligations under, or the validity or enforceability against the Issuer Trustee of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of any of the Class A-1 Notes; and there are no contracts or other documents to which it is party or bound that are required to be filed as an exhibit to the Registration Statement or laws, contracts or other documents required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                  (h) the representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects;

                  (i) it has not done or omitted to do anything that might reduce, limit or otherwise adversely affect the right of the Issuer Trustee to be indemnified from the assets of the Trust under Clause 16 of the Master Trust Deed;

                  (j) the Prospectus complies with the Listing Rules of the London Stock Exchange Limited (the "London Stock Exchange"), and any preliminary prospectus and the Prospectus (in the case of the Prospectus), as of the date of this Agreement and in the case of any preliminary prospectus, as of its date)
(i) contains all the information required by section 146 of the Financial Services Act 1986 (the "Financial Services Act"); and (ii) in the context of offers and sales of the Class A-1 Notes to any person (A) who is outside the "United States" (as defined in Regulation S under the Securities Act) or (B) who is not a "U.S. person" (as defined in Regula tion S under the Securities Act), is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the information therein, in the light of the circumstances under which it is given, not misleading and all reasonable inquiries have been made by or on behalf of the Issuer Trustee to ascertain the accuracy of all such information;

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

                  (k) Perpetual has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other step have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all its assets;

                  (l) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Income Tax Assessment Act 1936 (the "Australian Tax Act") in relation to interest payments under the Class A-1 Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature will be imposed or made for or on account of any income, registration transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with
(i) the authorization, execution or delivery or any of the Basic Documents to which it is or is to be a party or with the authorization, execution, issue, sale or delivery of the Class A-1 Notes under this Agreement, (ii) the sale and delivery of the Class A-1 Notes by the Underwriters contemplated in this Agreement and the Prospectus or (iii) the execution, delivery or performance by the Issuer Trustee of any of the Basic Documents to which it is or is to be a party or the Class A-1 Notes; except, in the case of sub clause (iii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

                  (m) the Class A-1 Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over the assets of the Trust, subject to the Prior Interest (as defined in the Security Trust Deed); and

                  (n) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice or direction and/or the passage of time and/or fulfillment of any other requirement) oblige it to retire as Issuer Trustee or constitute grounds for its removal as Issuer Trustee under any Basic Document or constitute an Event of Default (as defined in the Security Trust Deed).

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

         II. Each CBA Party severally represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date that:

                  (a) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting (x) the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the CBA Parties taken as a whole or (y) the general affairs, business, prospects, condition (financial or otherwise) of the Trust otherwise than as set forth or contemplated in the Prospectus;

                  (b) it has been duly incorporated and is validly existing as a corporation under the laws of (in the case of CBA) the Australian Capital Territory and (in the case of the Manager) New South Wales, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents, and, in each case, has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;

                  (c) this Agreement has been duly authorized, executed and delivered by it;

                  (d) each of the Basic Documents to which it is or is to be a party has been duly authorized by it and, upon effectiveness of the Registration Statement, the Note Trust Deed will have been duly qualified under the Trust Indenture Act and each of the Basic Documents, when executed and delivered by each CBA Party that is a party to it and the other parties thereto, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles; and, in the case of the Manager only, the Class A-1 Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

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

                  (e) it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, its constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents; the issue and sale of the Notes and the performance by it of all or any obligations it has under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets of any it is subject, (ii) result in any violation of the provisions of the constitution of a CBA Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over a CBA Party, or any of its properties or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class A-1 Notes or the consummation by it of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws of the United States in connection with the purchase and distribution of the Class A-1 Notes by the Underwriters and the registration of the Charge with the ASIC on the Closing Date;

                  (f) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or its properties, the Trust or the Trust's properties or, to which it or the Trust is or may be a party or to which it, the Trust or any property of it or the Trust is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the U.S. federal or Australian federal or state income, excise, franchise, stamp duty or similar tax attributes of the Class A-1 Notes, (iv) that could materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or
(v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Class A-1 Notes or the marketability of the Class A-1 Notes; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                  (g) its representations and warranties contained in the Basic Documents are true and correct in all material respects;

                  (h) it owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Australian and United States federal, state, local and other governmental authorities (including United States regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and it has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; and it is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

                  (i) the Prospectus complies with the Listing Rules of the London Stock Exchange, and any preliminary prospectus and the Prospectus (in the case of the Prospectus), as of the date hereof and in the case of any preliminary prospectus, as of its date) (i) contains all the information required by section 146 of the Financial Services Act; and (ii) in the context of offers and sales of the Class A-1 Notes to any person (A) who is outside the "United States" (as defined in Regulation S under the Securities Act) or (B) who is not a "U.S. person" (as defined in Regulation S under the Securities Act), is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the information therein, in the light of the circumstances under which it is given, not misleading and all reasonable inquiries have been made to by the CBA Parties ascertain the accuracy of all such information;

                  (j) it has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets (other than enforcement action taken by CBA over its assets);

                  (k) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Australian Tax Act in relation to payments under the Class A-1 Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-divisions of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of the Basic Documents to which it is, or is to be, a party or with the authorization, execution, issue, sale or delivery of the Class A-1 Notes and
(ii) the execution, delivery or performance by each CBA Party of the Basic Documents to which it is or is to be a party or the Class A-1 Notes; except, in the case of sub clause (ii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

                  (l) no event has occurred or circumstances arisen which had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Manager Default (as defined in the Master Trust Deed) or a Servicer Default (as defined in the Series Supplement); and

                  (m) with respect to the A$ Securities: (A) none of the CBA Parties, any "affiliate" (as defined in Rule 144(a)(1), each an "Affiliate") of a CBA Party or any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has engaged or will engage in any "directed selling efforts" (within the meaning of Regulation S), (B) each of the CBA Parties, each Affiliate of a CBA Party and any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has offered and sold, and will offer and sell, the A$ Securities only in "offshore transactions" (within the meaning of Regulation S) in compliance with Regulation S and (C) each of the CBA Parties, each Affiliate of a CBA Party and any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has complied and will comply with the offering restrictions requirement of Regulation S.

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         III The Manager represents and warrants to each Underwriter and the
Issuer Trustee as of the date of this Agreement and as of the Closing Date, that:

                  (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to a CBA Party in writing by such Underwriter through J.P. Morgan expressly for use therein;

                  (b) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Manager, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to any CBA Party in writing by such Underwriter through J.P. Morgan expressly for use therein;

                  (c) Ernst & Young LLP are independent public accountants with respect to CBA and the Manager within the meaning of the Securities Act;

                  (d) to the knowledge of the Manager, no event has occurred that would entitle the Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 19.2 of the Master Trust Deed;

                  (e) the Trust is not and (i) upon the issuance and sale of the Notes as contemplated in this Agreement, (ii) the application of the net proceeds therefrom as described in the Prospectus, (iii) the performance by the parties to the Basic Documents of their respective obligations under the Basic Documents, and (iv) the consummation of the transactions contemplated by the Basic Documents, the Trust will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

                  (f) application has been made to the London Stock Exchange for the Class A-1 Notes to be admitted to the Official List and all relevant requirements of the Listing Rules will have been complied with.

         5.  Covenants and Agreements.

         I. The Issuer Trustee covenants and agrees with each of the several Underwriters and each of the CBA Parties as follows:

                  (a) to use the net proceeds received by the Issuer Trustee from the sale of the Class A-1 Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (b) to notify the Representative and the CBA Parties promptly after it becomes actually aware of any matter which would make any of its representations and warranties in this Agreement untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Representative to remedy the same;

                  (c) to pay any stamp duty or other issue, transaction, value added, goods and services or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Agreements or in connection with the issue and distribution of the Class A-1 Notes or the enforcement or delivery of this Agreement;

                  (d) to use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below which relate to the Issuer Trustee and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the Representative to make arrangements with DTC, Euroclear and Clearstream concerning the issue of the Class A-1 Notes and related matters;

                  (e) to provide reasonable assistance to the CBA Parties to procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers;

                  (f) to perform all of its obligations under each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date;

                  (g) not to take, or cause to be taken, any action or knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A-1 Notes not being assigned the ratings referred to in
Section 6(q) below;

                  (h) not, prior to or on the Closing Date, amend the terms of any Basic Document nor execute any of the Basic Documents other than in the agreed form without the consent of the Underwriters;

                  (i)      it will:

                           (i) sign and deliver to the London Stock Exchange a
                  listing application and copies of the Prospectus on or prior to the Closing Date;

                           (ii) ensure that the Prospectus shall be approved as
                  listing particulars by or on behalf of the London Stock Exchange as required by Section 144(2) of the Financial Services Act and the Listing Rules; and

                           (iii) ensure that two copies of the Prospectus shall
                  be delivered to the Registrar of Companies in England and Wales for
         registration as required by Section 149 of the Financial
         Services Act, on or before the date of publication thereof;

                  (j) to procure that if, after the Prospectus has been published and following the admission of the Class A-1 Notes to the Official List of the London Stock Exchange:

                           (i) there is a significant change affecting any
                  matter contained in the Prospectus the inclusion of which was required by Section 146 of the Financial Services Act or by the Listing Rules or by the London Stock Exchange; or

                           (ii) a significant new matter arises the inclusion of
                  information in respect of which would have been so required if it had arisen when the Prospectus was prepared,

to notify the Representative on behalf of the Underwriters as soon as reasonably practicable and, in accordance with the Listing Rules, to submit to the London Stock Exchange for its approval and, if approved, publish a supplement to the Offering Circular of the change or new matter;

                  (k) for the purposes of section 128F(3)(c) of the Australian Tax Act, it will, before it issues any Class A-1 Note, seek a listing of the Class A-1 Notes on the London Stock Exchange, and use its best efforts to maintain such listing for as long as any of the Class A-1 Notes are outstanding; provided, however, if such listing becomes impossible, to use their best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, the Class A-1 Notes on such other exchange as is commonly used for the quotation or listing of debt securities as they may, with the approval of J.P. Morgan, decide; and

                  (l) in connection with the initial distribution of the Class A-2 Notes and the Class B Notes, it and each person acting on its behalf (other than the CBA Parties, each Affiliate of a CBA Party and the Managers (as defined in the Dealer Agreement):

                           (i) before the commencement of Schedule 1 of the
                  Corporations Law Economic Reform Program Act 1999:

                                    (A) has not (directly or indirectly) offered
                           for subscription or purchase issued invitations to subscribe for or buy nor has it sold any Class A-2 Notes or any Class B Notes;

                                    (B) will not (directly or indirectly) offer
                           for subscription or purchase or issue invitations to subscribe for or buy nor will it sell any Class A-2 Notes or any Class B Notes; and

                                    (C) has not distributed and will not
                           distribute any draft, preliminary or definitive prospectus, offering memorandum, advertisement or other offering material relating to the Class A-2 Notes or any Class B Notes, in the Commonwealth of Australia, its territories or possessions, unless, the consideration payable by each person to whom an offer or sale is made or to whom an invitation is issued is a minimum amount of A$500,000 or the offer or invitation is otherwise an excluded offer or excluded invitation for the purposes of the Corporations Law (within the meaning of the Corporations Act 1989 of Australia) and the Corporations Regulations made under the Corporations Law; and

                           (ii) after the commencement of Schedule 1 of the
                  Corporations Law Economic Reform Program Act 1999, has not and will not offer for issue, or invite applications for the issue of, the Class A-2 Notes and the Class B Notes or offer the Class A-2 Notes and the Class B Notes for sale or invite offers to purchase the Class A-2 Notes and the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class A-2 Notes or the Class B Notes (as the case may be) (after disregarding any amount lent by any of the CBA Parties or any associate (as determined under sections 10 to 17 of the Corporations Law) of any CBA Party) on acceptance of the offer by that person is at least A$500,000 or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Law.

         II. The CBA Parties severally covenant and agree with each of the several Underwriters and the Issuer Trustee as follows:

                  (a) in the case of the Manager only, to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agree ment in such quantities as the Representative may reasonably request;

                  (b) in the case of the Manager only, to deliver, at the expense of the Manager, to the Representative, signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request;

                  (c) in the case of the Manager only, before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representative a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representative reason ably objects;

                  (d) in the case of the Manager only, to advise the Representative promptly, and to confirm such advice in writing, (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Representative with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initia tion or threatening of any proceeding for that purpose, and (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending and such qualification of the Class A-1 Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (e) to advise the Representative promptly, and to confirm such advice in writing of the receipt by a CBA Party of any notification with respect to any suspension of the qualification of the Class A-1 Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (f) in the case of the Manager only, if, during such period of time after the first date of the public offering of the Class A-1 Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Class A-1 Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the CBA Parties, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to CBA) to which Class A-1 Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                  (g) in the case of the Manager only, to endeavor to qualify the Class A-1 Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Class A-1 Notes; provided that the Manager shall not be required to file a general consent to service of process in any jurisdiction;

                  (h) in the case of the Manager only, to make generally available to the holders of the Class A-1 Notes and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                  (i) in the case of the Manager only, so long as the Class A-1 Notes are outstanding, to furnish to the Representative (i) copies of each certificate, the annual statement of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee, (ii) copies of each amendment to any of the Basic Documents,
(iii) on each Determination Date or as soon thereafter as practicable, notice by telex or facsimile to the Representative of the Pool Factor as of the related Record Date, (iv) copies of all reports or other communications (financial or other) furnished to holders of the Class A-1 Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, and
(v) from time to time such other information concerning the Trust or the CBA Parties as the Representative may reasonably request;

                  (j) to the extent, if any, that the ratings provided with respect to the Class A-1 Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by a CBA Party or the Issuer Trustee, the relevant CBA Party shall use its best efforts to furnish such documents and take any other such action or, in the case of the Issuer Trustee, it will use its best efforts to procure the Issuer Trustee to do so;

                  (k) it will on behalf of the Issuer Trustee: (i) for the purposes of 128F of the Australian Tax Act, seek a listing of the Class A-1 Notes on the London Stock Exchange before the Issuer Trustee issues any Class A-1 Note, (ii) ensure that the Issuer Trustee will not offer, issue or sell the Class A-1 Notes to the Underwriters, until the Class A-1 Notes have been admitted to the Official List of the London Stock Exchange or the Representative, on behalf of the Underwriters, is satisfied that the Class A-1 Notes will be admitted after the Closing Date and (iii) it will, use its best efforts to maintain such listing for as long as any of the Class A-1 Notes are outstanding; provided, however, if such listing becomes impossible, to use their best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, the Class A-1 Notes on such other exchange as is commonly used for the quotation or listing of debt securities as they may, with the approval of J.P. Morgan, decide;

                  (l) to furnish from time to time copies of the Prospectus and any and all documents, instruments, information and undertakings (in addition to any already published or lodged with the London Stock Exchange) and publish all advertisements or other material and to comply with any other requirements of the London Stock Exchange that may be necessary in order to effect and maintain such listing;

                  (m) not to take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A-1 Notes not being assigned the rating referred to in
Section 6(q) below;

                  (n) in the case of the Manager only, to assist J.P. Morgan in making arrangements with DTC, Euroclear and Clearstream concerning the issue of the Book-Entry Notes and related matters;

                  (o) in the case of the Manager only, if required, to register the Class A-1 Notes pursuant to the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable as such requirement comes into effect but no later that when such registration may become required by law;

                  (p) in the case of CBA only, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay, or cause to be paid, all fees costs and expenses incident to the performance, including, without limiting the generality of the foregoing, all fees, costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any fees, costs and expenses of the Class A-1 Note Trustee or any transfer agent, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Class A-1 Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements with respect thereto), (iv) in connection with the listing of the Notes on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Basic Documents, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as provided in this Agreement, (vii) the CBA Parties' counsel and accountants and the Underwriters' counsel fees and disbursement that are chargeable to CBA, (viii) any expenses incurred by the CBA Parties in connection with any "roadshow" presentation to potential investors (except for up to [A]$50,000 of those expenses to be paid by [J.P. Morgan/the Underwriters] if the transaction contemplated by this Agreement is consummated) and (ix) payable to rating agencies in connection with the rating of the Notes;

                  (q) to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Class A-1 Notes in accordance with this Agreement and on the execution and delivery of this Agreement and any value added tax or goods and services tax payable in connection with any concessions, commissions and other amounts payable or allowable by the Issuer Trustee; to make all payments to be made by the CBA Parties or the Issuer Trustee under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the relevant CBA Party is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the relevant CBA Party shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amount that would have been received if no withholding or deduction had been made;

                  (r) in the case of the Manager only, to cause the Issuer Trustee to:

                           (i) sign and deliver to the London Stock Exchange a
                  listing application and copies of the Prospectus on or prior to the Closing Date;

                           (ii) cause the Prospectus to be approved as listing
                  particulars by or on behalf of the London Stock Exchange as required by Section 144(2) of the Financial Services Act and the Listing Rules; and

                           (iii) cause two copies of the Prospectus to be
                  delivered to the Registrar of Companies in England and Wales for registration as required by Section 149 of the Financial Services Act, on or before the date of publication thereof; and

                  (s) if, after the Prospectus has been published and following the admission of the Class A-1 Notes to the Official List of the London Stock
Exchange:

                           (i) there is a significant change affecting any
                  matter contained in the Prospectus the inclusion of which was required by Section 146 of the Financial Services Act or by the Listing Rules or by the London Stock Exchange; or

                           (ii) a significant new matter arises the inclusion of
                  information in respect of which would have been so required if it had arisen when the Prospectus was prepared,

to notify the Representative on behalf of the Underwriters as soon as reasonably practicable and will, in accordance with the Listing Rules, submit to the London Stock Exchange for its approval and, if approved, publish a supplement to the Prospectus of the change or new matter;

                  (t) in connection with the initial distribution of the Class A-2 Notes and the Class B Notes, it and each person acting on behalf of the CBA Parties (other than the Co-Managers, each of whom has agreed and covenanted with CBA as follows):

                           (i) before the commencement of Schedule 1 of the
                  Corporations Law Economic Reform Program Act 1999:

                                    (A) has not (directly or indirectly) offered
                           for subscription or purchase issued invitations to subscribe for or buy nor has it sold any Class A-2 Notes or any Class B Notes;

                                    (B) will not (directly or indirectly) offer
                           for subscription or purchase or issue invitations to subscribe for or buy nor will it sell any Class A-2 Notes or any Class B Notes; and

                                    (C) has not distributed and will not
                           distribute any draft, preliminary or definitive prospectus, offering memorandum, advertisement or other offering material relating to the Class A-2 Notes or any Class B Notes, in the Commonwealth of Australia, its territories or possessions, unless, the consideration payable by each person to whom an offer or sale is made or to whom an invitation is issued is a minimum amount of A$500,000 or the offer or invitation is otherwise an excluded offer or excluded invitation for the purposes of the Corporations Law (within the meaning of the Corporations Act 1989 of Australia) and the Corporations Regulations made under the Corporations Law;

                           (ii) after the commencement of Schedule 1 of the
                  Corporations Law Economic Reform Program Act 1999, has not and will not offer for issue, or invite applications for the issue of, the Class A-2 Notes and the Class B Notes or offer the Class A-2 Notes and the Class B Notes for sale or invite offers to purchase the Class A-2 Notes and the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class A-2 Notes or the Class B Notes (as the case may be) (after disregarding any amount lent by any of the CBA Parties or any associate (as determined under sections 10 to 17 of the Corporations Law) of any CBA Party) on acceptance of the offer by that person is at least A$500,000 or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Law; and

                  (u) to procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers.

         III.     Selling Restrictions

                  (a) No prospectus in relation to the Class A-1 Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, each of the Underwriters, severally and not jointly, represents and agrees that, in connection with the initial distribution of the Class A-1 Notes, it:

                           (i) has not (directly or indirectly) offered for
                  subscription or purchase or issued invitations to subscribe for or buy nor has it sold the Class A-1 Notes;

                           (ii) will not (directly or indirectly) offer for
                  subscription or purchase or issue invitations to subscribe for or buy nor will it sell the Class A-1 Notes; and

                           (iii) has not distributed and will not distribute any
                  draft, preliminary or definitive Prospectus, offering memorandum, advertisement or other offering material relating to the Class A-1 Notes,

in the Commonwealth of Australia, its territories or possessions.

                  (b) Each Underwriter, severally and not jointly, agrees with the Issuer Trustee that, within 30 days of the date of this Agreement, it will have offered the Class A-1 Notes for sale, or invited or induced offers to buy the Class A-1 Notes by:

                           (i) making each preliminary prospectus or the
                  Prospectus available for inspection on a Bloomberg source and inviting potential investors to access the preliminary prospectus or the Prospectus available on that Bloomberg source; or

                           (ii) making hard copies of each preliminary
                  prospectus or the Prospectus for the Class A-1 Notes available for collection from that Underwriter in at least its principal office in New York City or London and, in the case of purchasers in the United States, by sending or giving copies of that preliminary prospectus or the Prospectus to those purchasers.

                  (c) Each Underwriter agrees that it will not sell Class A-1 Notes to, or invite or induce offers for the Class A-1 Notes from:

                           (i) any associate of the Issuer Trustee or a CBA
                  Party specified in Schedule II or Schedule III; or

                           (ii) any other associate from time to time specified
                  in writing to the Underwriter by the Issuer Trustee or a CBA Party.

                  (d) Each Underwriter, severally and not jointly, agrees to:

                           (i) provide written advice to the Issuer Trustee and
                  the Manager within 40 days of the issue of the Class A-1 Notes specifying that it has complied with section 5(III)(b); and

                           (ii) cooperate with reasonable requests from the
                  Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Tax Act has been satisfied in respect of the Class A-1 Notes, provided that no Underwriter shall be obliged to disclose:

                           (x) the identity of the purchaser of any Class A-1
                  Note or any information from which such identity might be capable of being ascertained; or

                           (y) any information the disclosure of which would be
                  contrary to or prohibited by any relevant law, regulation or directive.

                  (e) Each Underwriter, severally and not jointly, represents and agrees that it (i) has not offered or sold, and prior to admission of the Class A-1 Notes to listing in accordance with Part IV of the Financial Services Act will not offer or sell any Class A-1 Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995, as amended, or the Financial Services Act, (ii) has complied with and will comply with all applicable provisions of the Financial Services Act with respect to anything done by it in relation to the Class A-1 Notes, in, from or other wise involving the United Kingdom, and (iii) has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connec tion with the issue of the Class A-1 Notes, other than any document which consists of, or any part of, listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services Act to a person who is a kind described in Article 11(3) of the Financial Services Act (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

                  (f) Each Underwriter, severally and not jointly, acknowledges that no action has been taken to permit a public offering of the Class A-1 Notes in any jurisdiction outside the United States where action would be required for that purpose. Each Underwriter will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offer, sells or delivers Class A-1 Notes or has in its possession or distributes the Prospectus or any other offering material in all cases at its own expense.

         IV. The Manager hereby directs the Issuer Trustee to do each of the things (or, as the case may be, not to do the things) specified in Section 5.I. and the Issuer Trustee acknowledges and accepts that direction.

         6. Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters hereunder are subject to the performance by the Issuer Trustee and the CBA Parties of their obligations hereunder and to the following additional conditions:

                  (a) the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representative;

                  (b) the representations and warranties of the Issuer Trustee and the CBA Parties contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Issuer Trustee and CBA Parties in the Basic Documents will be true and correct on the Closing Date; and the Issuer Trustee and the CBA Parties shall have complied with all agreements and all conditions on the part of each to be performed or satisfied hereunder and under the Basic Documents at or prior to the Closing Date;

                  (c) all actions required to be taken and all filings required to be made by the Manager or the Issuer Trustee under the Securities Act prior to the Closing Date for the Notes shall have been duly taken or made;

                  (d) subsequent to the execution and delivery of this Agreement and prior to the Closing Date: (x) there shall not have occurred any downgrading in any rating accorded any securities of, or guaranteed by, CBA by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) to: (i) "A2" or worse in the case of the rating accorded by Moody's Investors Services, Inc., (ii) "A" or worse in the case of a rating accorded by Standard & Poor's (Australia) Pty Limited or (iii) the equivalent of "A2" or "A" or worse in the case of the rating accorded by any other "nationally recognized statistical rating organization" nor (y) shall any notice have been given of any intended or potential downgrading as is referred to in subclause (x) of this paragraph (d);

                  (e) since the date of this Agreement, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Issuer Trustee or any of the CBA Parties, taken as a whole, otherwise than as set forth or contem plated in the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A-1 Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus;

                  (f) the Representative shall have received on and as of the Closing Date a certificate of an Authorized Officer of the Issuer Trustee and each CBA Party, with specific knowledge about the party's financial matters, satisfactory to the Representative to the effect set forth in subsections (a) through (e) of this Section;

                  (g) the Representative shall have received letters, dated the date of delivery thereof, of (i) Ernst & Young LLP, in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus (and any amendments and supplements thereto), agrees with the accounting records of CBA, excluding any questions of legal interpretation, and
(ii) PriceWaterhouseCoopers, in form and substance satisfactory to the Representative and counsel for the Underwriters, stating in effect that they have performed certain specified procedures with respect to the Mortgage Loans;

                  (h) Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel to the Underwriters, shall have furnished to J.P. Morgan their written opinion, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as J.P. Morgan may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (i) Mayer Brown & Platt, United States counsel for the CBA Parties, shall have furnished to the Representative their written opinion, dated the Closing Date, substantially in the form of Exhibit A and otherwise in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (j) Mayer Brown & Platt, United States federal income tax counsel for the CBA Parties shall have furnished to the Representative their written opinion, dated the Closing Date, substantially in the form of Exhibit B and otherwise in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (k) Clayton Utz, Australian counsel for the CBA Parties, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (l) Clayton Utz, Australian tax counsel for the CBA Parties, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such Australian tax counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (m) Mallesons Stephen Jaques, Australian counsel for the Issuer Trustee and the Security Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, substantially in the form of Exhibit C and otherwise in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (n) the Chief Solicitor and General Counsel of CBA shall have furnished to the Representative their written opinion, dated the Closing Date, substantially in the form of Exhibit D and otherwise in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (o) Counsel to the Interest Rate Swap Provider and Currency Swap Providers shall have furnished to the Representative their written opinion dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (p) the Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described in this Agreement which opinion is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative;

                  (q) the Representative shall have received copies of letters from Moody's Investors Service, Inc. and Standard & Poor's (Australia) Pty Limited and Fitch IBCA (the "Rating Agencies") stating that the Class A-1 Notes have been rated AAA or its equivalent by the Rating Agencies;

                  (r) the Class A-1 Notes shall have been admitted to the Official List of the London Stock Exchange or such other exchange as the parties shall agree upon or the Representative shall be satisfied that such listing will be granted after the Closing Date but in any event, prior to the first Payment Date for the Class A-1 Notes;

                  (s) the Representative shall have received evidence satisfactory to it and its counsel that on or prior to the Closing Date the Class A-2 Notes and the

Class B Notes have been duly authorized, executed, authenticated, issued and delivered pursuant to the Basic Documents; and

                  (t) on or prior to the Closing Date the Issuer Trustee and the CBA Parties shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

         7. (a) Indemnification and Contribution. Each of the CBA Parties agrees jointly and severally to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter that assists such Underwriter in the distribution of the Class A-1 Notes and each person, if any, that controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against (x) any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the CBA Parties shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) any and all legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted caused by any untrue statement or alleged untrue statement of material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated in or necessary to make the statements in not misleading, except in (i) insofar as any such losses, claims, damages, liabilities, legal fees and other expenses are caused by any untrue statement or omission or alleged untrue statement or omission made (A) in reliance upon and in conformity with information relating to any Underwriter furnished to a CBA Party in writing by such Underwriter through J.P. Morgan expressly for use therein or (B) in the Prepayment and Yield Information (as defined in the next paragraph); or (ii) that such indemnity with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability, purchased the Class A-1 Notes which are the subject hereof, if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Class A-1 Notes to such person, and where such delivery is required by the Securities Act and the alleged untrue statement contained in, or omission of a material fact from (i) any preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) or (ii) the Prospectus was corrected in the Prospectus as amended or supplemented;

         For the purposes of this Agreement, the term "Prepayment and Yield Information" means that portion of the information in any preliminary prospectus or the Prospectus (or the Prospectus as amended or supplemented) set forth under the sub-heading "Prepayment and Yield Considerations - Weighted Average Lives", including the table entitled "Percent of Initial Principal Outstanding of the Following Percentages of Constant Prepayment Rate", that is not Pool Information; provided, however, that information set forth under that sub-heading that is not Pool Information shall not constitute Prepayment and Yield Information to the extent such information is inaccurate or misleading in any material respect as a result of it being based on Pool Information that is inaccurate or misleading in any material respect. "Pool Information" means the information furnished by magnetic tape, diskette or any other computer readable format, or in writing to the Underwriters by any CBA Party regarding the Mortgage Loans.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Manager, its directors, its officers who sign the Registration Statement, the Issuer Trustee and CBA and each person that controls a CBA Party or the Issuer Trustee within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the CBA Parties to each Underwriter, but only with reference to information relating to such Underwriter furnished to the CBA Parties in writing by such Underwriter through J.P. Morgan expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to subsection (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Under writer in the distribution of the Notes and such control persons of Underwriters shall be designated in writing by J.P. Morgan and any such separate firm for the Manager, its directors, its officers who sign the Registration Statement, CBA and the Issuer Trustee and such control persons of each of the Issuer Trustee and the CBA Parties shall be designated in writing by that party. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemni fied Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in subsection (a) or
(b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other hand from the offering of the Class A-1 Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the CBA Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Class A-1 Notes. The relative fault of the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a CBA Party or the Issuer Trustee or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The CBA Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amount of Class A-1 Notes set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuer Trustee and the CBA Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer Trustee or a CBA Party, its officers or directors or any other person controlling the Issuer Trustee or a CBA Party and (iii) acceptance of and payment for any of the Class A-1 Notes.

                  (f) To the extent that any payment of damages by a CBA Party pursuant to subsection (a) above is determined to be a payment of damages pursuant to Prudential Statement C2- "Funds Management and Securitisation" such payment shall be subject to the terms of Section 89 of that statement.

         8. Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of J.P. Morgan, by notice given to the Issuer Trustee and each CBA Party, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the London Stock Exchange or the Australian Stock Exchange, (ii) trading of any securities of or guaranteed by the Issuer Trustee or any CBA Party shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney or London shall have been declared by either United States Federal, New York State, Commonwealth of Australia, New South Wales State or United Kingdom authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of J.P. Morgan, is material and adverse and which, in the judgment of J.P. Morgan, makes it impracticable to market the Class A-1 Notes on the terms and in the manner contem plated in the Prospectus.

         9. Effectiveness of Agreement; Default of Underwriters. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Class A-1 Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A-1 Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Class A-1 Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Class A-1 Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Class A-1 Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as J.P. Morgan may specify, to purchase the Class A-1 Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Class A-1 Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Class A-1 Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Class A-1 Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A-1 Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Class A-1 Notes to be purchased on such date, and arrangements satisfactory to J.P. Morgan and the Manager for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the CBA Parties and the Issuer Trustee. In any such case either J.P. Morgan or the Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. Expenses Upon Termination. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Issuer Trustee or a CBA Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer Trustee or a CBA Party shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the CBA Parties jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         11. Successors. This Agreement shall inure to the benefit of and be binding upon the CBA Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Class A-1 Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         12.  Certain Matters Relating to the Issuer Trustee.

                  (a) The Issuer Trustee enters into this Agreement only in its capacity as Trustee of the Trust and in no other capacity. A liability incurred by the Issuer Trustee acting in its capacity as Issuer Trustee of the Trust arising under or in connection with this Agreement is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Agreement (other than section 12(c)) to the contrary and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

                  (b) Each Underwriter and each of the CBA Parties may not sue the Issuer Trustee in respect of liabilities incurred by the Issuer Trustee, acting in its capacity as Issuer Trustee of the Trust, in any capacity other than as Issuer Trustee of the Trust including seeking the appointment of a receiver (except in relation to the Assets of the Series Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the Assets of the Trust).

                  (c) The provisions of this section 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed, this Agreement or any other Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the Assets of the Trust, as a result of the Issuer Trustee's fraud, negligence or wilful default (as defined in the Series Supplement).

                  (d) It is acknowledged that the Relevant Parties (as defined in the Series Supplement) are responsible under the Basic Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations and any breach of representations and warranties under this Agreement) will be considered fraudulent, negligent or a wilful default for the purpose of section 12(c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party (other than any person for whom the Issuer Trustee is responsible or liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person.

         13. Actions by Representative; Notices. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10060-0060 (Facsim ile No.: (212) 648-5909); Attention:
Structured Syndicate Desk. Notices to CBA and the Manager shall be given to it at Commonwealth Bank of Australia, 48 Martin Place, 7th Floor, Sydney, NSW, 2000 (Facsimile No.:(612) 9312-0988); Attention: Leanne Leong, Group Treasury. Notices to the Issuer Trustee shall be given to it at Perpetual Trustees Australia Limited, Level 3, Hunter Street, Sydney, NSW, 2000 (Facsimile No.:(612) 9221-7870); Attention: Manager, Securitisation.

         14. Counterparts; Applicable Law. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

         15. Submission to Jurisdiction. Each of the CBA Parties and the Issuer Trustee submits to the non-exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the CBA Parties and the Issuer Trustee waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceedings any objection to the laying of the venue of any such suit, action or proceeding in any Federal or State court in the City, County and State of New York, United States of America. To the extent that each of the CBA Parties and the Issuer Trustee or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the issuance of the Class A-1 Notes or this Agreement, each of the CBA Parties and the Issuer Trustee hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

         16. Appointments of Process Agent. (a) Each of the CBA Parties hereby designates and appoints Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY10022 (Attention: Ian Phillips) (the "CBA Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY10022 (Attention: Ian Phillips) as such authorized agent shall become effective immediately without any further action on the part of the each of the CBA Parties. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to J.P. Morgan. If the CBA Process Agent shall cease to act as agent for service of process, each of the CBA Parties shall appoint, without unreasonable delay, another such agent, and notify J.P. Morgan of such appointment. Each of the CBA Parties represents to the Underwriters that it has notified the CBA Process Agent of such designation and appointment and that the CBA Process Agent has accepted the same in writing. Each of the CBA Parties hereby authorizes and directs the CBA Process Agent to accept such service. Each of the CBA Parties further agrees that service of process upon the CBA Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

                  (b) The Issuer Trustee hereby designates and appoints [ ] (the "IT Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of [ ] as such authorized agent shall become effective immediately without any further action on the part of the Issuer Trustee. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to J.P. Morgan. If the IT Process Agent shall cease to act as agent for service of process, the Issuer Trustee shall appoint, without unreasonable delay, another such agent, and notify J.P. Morgan of such appointment. The Issuer Trustee represents to the Underwriters that it has notified the IT Process Agent of such designation and appointment and that the IT Process Agent has accepted the same in writing. The Issuer Trustee hereby authorizes and directs the IT Process Agent to accept such service. The Issuer Trustee further agrees that service of process upon the IT Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

         17. Currency Indemnity. The obligations of the parties to make payments under this Agreement are in U.S. dollars. Such obligations shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than U.S. dollars or any other realization in such other currency, whether as proceeds of set-off security, guarantee, distributions, or otherwise, except to the extent to which such tender recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the U.S. dollars expressed to be payable under this Agreement. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which the full amount of U.S. dollars exceeds the amount actually received, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of U.S. dollars expressed to be payable under this Agreement shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York of the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures J.P. Morgan Securities Inc. could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

         If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

                                         Very truly yours,

                                         COMMONWEALTH BANK OF
                                         AUSTRALIA

                                         By:_______________________
                                                  Name:
                                                  Title:


                                         SECURITISATION ADVISORY SER
                                         VICES PTY LIMITED

                                         By:_______________________
                                                  Name:
                                                  Title:


                                         PERPETUAL TRUSTEE COMPANY
                                         LIMITED in its capacity as Trustee of
                                         the Trust

                                         By:_______________________
                                                  Name:
                                                  Title:


Accepted: __________, 2000

J.P. Morgan Securities Inc.

Acting on behalf of itself and the several Underwriters listed in Schedule I hereto.

By:___________________________
         Name:
         Title:

                                                                      SCHEDULE I

                                                      PRINCIPAL AMOUNT OF
                                                      SECURITIES TO BE PURCHASED



Underwriter

J.P. Morgan Securities Inc...................................
Merrill Lynch, Pierce Fenner & Smith, Incorporated...........
Credit Suisse First Boston Corporation.......................
Deutsche Bank Securities Inc.................................

                                           Total.............    ===============

                                                                     SCHEDULE II


               List of 128F(9) Associates of the Issuer Trustee

                            [Perpetual to provide]

                                                                    SCHEDULE III

                 List of 128F(9) Associates of the CBA Parties

                               [CBA to provide]

                                                                       EXHIBIT A

                         Form of Mayer Brown Opinions

       [To be replaced by draft Mayer Brown opinions as and when agreed]

(Insert customary qualifications, exceptions and assumptions)

1. to the extent that execution and delivery of the Underwriting Agreement and any Basic Document is a matter governed by the laws of the State of New York: the Underwriting Agreement and each such Basic Document has been duly executed and delivered by each of the CBA Parties and the Issuer Trustee and each such Basic Document constitutes a valid and binding obligation of the Issuer Trustee and each CBA Party which is party to that Basic Document and is enforceable against each of the CBA Parties and the Issuer Trustee in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles; and the Note Trust Deed has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

2. no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Class A-1 Notes, the performance by each CBA Party and the Issuer Trustee of its obligations under this Agreements and the Basic Document or the consummation of the other transactions contemplated by this Agreement or the Basic Documents, except (a) such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act of 1933, as amended (the "Securities Act") and the Trust Indenture Act (as to which we express our opinion in paragraph 1) and
(b) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Class A-1 Notes by the Underwriters;

3. the statements in the Prospectus under "Risk Factors, "Description of the Trust," "Description of the Transaction Documents", "Legal Aspects of the Housing Loans" and "Description of Class A-1 Notes," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings; the statements in the Registration Statement and the Prospectus under the headings "United States Federal Income Tax Matters" and "ERISA Consider-ations," "Legal Investment Considerations", to the extent they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects;

4. the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission; such counsel is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (other than any accounting, statistical or financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act; and such counsel believes that (other than the accounting, statistical or financial data included therein, as to which such counsel need express no belief and other than that part of the Registration Statement which constitutes the Form T-1 of the Trustee under the Trust Indenture Act) the Registration Statement and the Prospectus at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

5. to the best of our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those referred to or described in the Prospectus;

6. the offer, sale and delivery of the A$ Securities to the Dealers and the initial resale of the A$ Securities by the Dealers contemplated by the Dealer Agreement and the offer, sale, delivery and initial resale of any Redraw Bonds (as defined in the Basic Documents) that are issued as contemplated by the Basic Documents do not require registration under the Securities Act, it being understood that we do not express any opinions as to any subsequent resale of any A$ Security;

7. each of the CBA Parties and the Issuer Trustee has legally, validly and irrevocably submitted to the non-exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America in respect of any suit arising out of or relating to the Underwriting Agreement and has legally, validly and irrevocably appointed CT Corporation System as the authorized agent of each of the CBA Parties and Issuer Trustee for the purpose described in Section of the Underwriting Agreement;
_

8. the Trust is not, and if each party to the Basic Documents performs its obligations under the Basic Documents and consummates the transactions contemplated by the Basic Documents, the Trust will not be an "investment company" required to be regulated under the Investment Company Act of 1940, as amended.

                                                                       EXHIBIT B

                                     Form of Clayton Utz Opinion

       [To be replaced by draft Clayton Utz opinions as and when agreed]

(Insert customary assumptions, qualifications and exceptions)

1. Each of CBA and the Manager have been duly incorporated and is validly existing under the laws of the Australian Capital Territory and New South Wales, respectively, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

2. each of the CBA Parties is capable of suing and being sued in its corporate name;

3.       each of the CBA Parties has:

                  (a) the corporate power to enter into and perform its obligations under the Underwriting Agreement and each of the Basic Documents to which it is a party and the Powers of Attorney;

                  (b) taken all corporate action to authorize the execution and delivery of, and the performance of its obligations under, the Underwriting Agreement and each Basic Document to which it is a party; and

                  (c) duly authorized, executed and delivered the Underwriting Agreement and each Basic Document to which it is a party.

4.                (a)  the obligations of each CBA Party in each Basic Document to which it is a party constitute its legal, valid and binding obligations enforceable in competent courts of the relevant jurisdictions.

                  (b) upon issue in accordance with the Master Trust Deed and the Series Supplement, the Notes will constitute legal, valid and binding obligations of the Issuer Trustee, entitling the holder to the benefits provided by the Security Trust Deed, and in the case of the Class A-1 Notes, the Note Trust Deed in each case enforceable in competent courts of the relevant jurisdictions.

                  (c) clause 13.1 of the Security Trust Deed, which provides the order of application of payments, is valid and enforceable and

                  (d) clause 7 of the Master Trust Deed will operate to stop an Noteholder from seeking to wind up the Trustee.

5. all authorizations under the laws of each relevant jurisdiction now obtainable and required by either CBA Party in connection with the execution, delivery, performance, validity or enforceability of the Underwriting Agreement and the Basic Documents and to make the Underwriting Agreement and Basic Documents admissible as evidence have been obtained or effected and are in full force and effect. No Authorization under the laws of the relevant jurisdictions is required for the issue or distribution of the Prospectus in the United States of America and the United Kingdom;

6. no stamp or registration or similar taxes or charges are payable under the laws of any relevant jurisdiction in connection with the execution, delivery, performance and enforcement any of the Underwriting Agreement and the Basic Documents other than nominal duty, financial institutions duty and debits tax;

7. it is not necessary under the laws of any relevant jurisdiction to file, register or record the Underwriting Agreement or the Basic Documents, except that it is necessary to register the Security Trust Deed under the Powers of Attorney. We confirm that the Security Trust Deed was lodged for registration no later than 45 days after the date it was executed;

8. CBA has full power and authority to sell and assign the Mortgage Loan Rights to the Issuer Trustee as trustee of the Trust pursuant to the Series Supplement and has duly authorized such sale and assignment to the Issuer Trustee as part of the Trust by all necessary corporate action;

9. following completion of the procedures in the Sale Notice for the transfer of Mortgage Loan Rights from CBA to the Issuer Trustee (including, without limitation payment of the purchase price by the Trustee to CBA) (i) CBA will transfer title in the Mortgage Loan Rights to the Trust, subject to no prior lien, mortgage, security interest, pledge, adverse claim, change or encumbrance and (ii) those Mortgage Loan Rights would not be considered assets of CBA in the event CBA is wound up;

10. our searches have disclosed no registered Security Interest created by any CBA Party that affects the Mortgage Loan Rights.

11. having regard only to the terms of the Basic Documents, we do not believe that the Issuer Trustee or the Noteholders will be on notice that any of the transactions contemplated by or effected, or to be effected, under the Basic Documents are uncommercial transactions within the meaning of Section 588FB(1) of the Corporations Law;

12. if an administrator is appointed in respect of the Issuer Trustee under Part 5.3A of the Corporations Law, the moratorium on disposal of the Issuer Trustee's assets and enforcement of securities over the Issuer Trustee's assets will not affect those assets held by the Issuer Trustee as trustee of the Trust;

13. there are no provisions of the Corporations Law under which payments made by any CBA Party under and in accordance with the Basic Documents might be set aside other than [specify any applicable exceptions];

14. we believe that it is unlikely that a liquidator of the Issuer Trustee would characterize the Mortgage Loan Rights as satisfying any of the descriptions set out in Division 7A of Part 5.6 of the Corporations Law or would wish to disclaim such an asset. If, however, the liquidator sought to disclaim any of these assets that would not affect the continued existence of that asset as security for the Security Trustee and Mortgagees under the Security Trust Deed, it would merely release the Issuer Trustee from any liabilities it owed as holders of the relevant assets;

15. without limiting the above, each of the Powers of Attorney: (a) has been granted by CBA in accordance with its constituent documents; (b) validly empowers each attorney referred to in it to execute Transfers of Mortgage Loan Rights in accordance with its terms; (c) is irrevocable; and (d) is enforceable against CBA notwithstanding an insolvency, liquidation or receivership (but not administration) of CBA;

16. other than the documents authorized to be executed pursuant to the Powers of Attorney, there are no other documents that may need to be executed, or things which may need to be done, at any time following the occurrence of a [Title Perfection Event] by or on behalf of CBA, which the Issuer Trustee cannot do in its own name, in order for the Issuer Trustee to become registered in all relevant jurisdictions as the mortgagee or equivalent of the purchased Security Interests;

17. the Security Trust Deed is registrable under the Corporations Law and constitutes a valid security having a first ranking priority over any other secured or unsecured obligations of the Issuer Trustee (including in an insolvency of the Issuer Trustee), subject only to the Prior Interest;

18. the charge created by the Security Trust Deed is a floating charge over the Charged Property (as defined in the Security Trust Deed);

19. if the Issuer Trustee is wound up and the Security Trust Deed is enforced, any proceeds realized from the Charged Property (as defined in the Security Trust Deed) will be required to be applied in the order set out in clause 13 of the Security Trust Deed (subject to the possibility that in certain circumstances the costs and expenses of the winding up may be charged against the Charged Property). Subject to the qualifications in this opinion, the secured creditors of the Issuer Trustee will be paid in priority to the unsecured creditors of the Issuer Trustee;

20. if the Security Trustee is wound up, the Charged Property (as defined in the Security Trust Deed) will not be available to its creditors, other than creditors to whom debts were incurred by the Security Trustee acting in its capacity as such and in accordance with the provisions of the Security Trust Deed;

21. if at the time that the Issuer Trustee executes the Security Trust Deed, none of the Secured Creditors (as defined in the Security Trust Deed) are creditors of the Issuer Trustee, then the creation of the charge under the Security Trust Deed will not be an unfair preference for the purposes of Section 588FA of the Corporations Law. As the Class A-1 Noteholders will be Secured Creditors under the Security Trust Deed, it follows that the payments made by the Issuer Trustee or the Security Trustee to the Class A-1 Noteholders will not be unfair preferences for the purposes of Section 588FA of the Corporations Law;

22. we are not aware of any facts that would cause a court to determine that the issue of the Class A-1 Notes constitutes an unfair loan under Section 588FD of the Corporations Law;

23. if a liquidator is appointed in relation to the Issuer Trustee, neither the liquidator nor any creditor claiming under that liquidation would be able to contest successfully or avoid or have set aside: (a) the entry into the Basic Documents by the Issuer Trustee; (b) the acquisition by the Issuer Trustee of the Mortgage Loan Rights the subject of the Security Trust Deed; or (c) the Charge created under the Security Trust Deed. The Charged Property (as defined in the Security Trust Deed) would not be consolidated with the assets of the Issuer Trustee or CBA in the event of any insolvency, liquidation, receivership or administration of the Issuer Trustee or CBA;

24. the Trust and the security trust established under the Security Trust Deed are properly constituted and the Issuer Trustee and the Security Trustee have been properly appointed;

25. those parts of the Registration Statement and the Prospectus that describe the Basic Documents, the effect of the Basic Documents under the laws of the relevant jurisdictions, the status of the CBA Parties, the Issuer Trust and the Security Trustee, the information set out in the sections headed "Australian Disclaimers", "Description of the Assets of the Trust", "Risk Factors", "Legal Aspects of the Housing Loans", "Certain Legal Aspects of the Mortgage Loans", Australian Tax Matters" and "Enforcement of Foreign Judgments in Australia", are (insofar as they relate to matters of Australian law) a fair description, and an accurate summary, of those matters to the extent that they are relevant to the issue, sale and purchase or other transfer or disposal of, and holding of, the Class A-1 Notes and, to the extent they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects;

26. provided that the Class A-1 Notes are listed on the London Stock Exchange, we believe that the public offer test in section 128F of the Income Tax Assessment Act will be satisfied and, therefore, all amounts payable by the Issuer Trustee in respect of the Class A-1 Notes may be paid free and clear of and without deduction for or on account of any Australian tax, duty, levy, impost, fee or charge;

27. any final and conclusive judgment of a court of the State of New York, USA, having jurisdiction recognized by the relevant jurisdiction, in respect of an obligation of a CBA Party under a Basic Document, which is for a fixed sum of money, would be enforceable by action in the courts of each relevant jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York court unless: (a) the proceedings in the New York court involved a denial of the principles of natural justice; (b) the judgment is contrary to the public policy of the relevant jurisdiction; (c) the judgment was obtained by fraud or duress or was based on a clear mistake of fact; (d) the judgment is a penal or revenue judgment; or (e) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the New York judgment;

28. it is not necessary for the Note Trustee, the Representative, or any Underwriter to be licensed, qualified or otherwise entitled to carry on business under the laws of any relevant jurisdiction in order to enforce its rights under the Underwriting Agree-ment or any Basic Document or by reason only of the execution, delivery and performance of the Underwriting Agreement or any Basic
Document;

29. none of the Note Trustee, the Representative, nor any Underwriter will be taken to be domiciled or resident in Australia for the purposes of the Income Tax Assessment Act 1936 or carrying on a business in Australia solely by reason of the execution, delivery, performance or enforcement of, or receipt of any payment under the Underwriting Agreement or any Basic Document;

30. neither of the CBA Parties nor any of their properties or assets has any immunity from the jurisdiction of any court or from legal process under the laws of any relevant jurisdiction;

32.      (a)      Under the law of each relevant jurisdiction, the law of New
                  South Wales, as specified in the Basic Documents (other than the Underwriting Agreement) will be applied to the Basic
                  Documents if the choice of law was made in good faith. We are not aware that the choice of law has been made in bad faith;

         (b) Under the law of each relevant jurisdiction, the law of the State of New York will be applied to the Underwriting Agreement and the Under writing Agreement will on execution by each of the parties to it be enforceable in competent courts of each relevant jurisdiction, if the choice of that law was made in good faith, and except to the extent that:

                           (A) there are mandatory provisions of the law of the relevant jurisdiction which must be applied to the transac tion covered by;

                           (B) any term of or any provision of the law of the State of New York applicable to the Underwriting Agreement, is contrary to the public policy of the relevant jurisdiction;

                           (C) the availability or enforceability of certain rights and remedies may be governed or affected by the procedural laws of the relevant jurisdiction in courts of the relevant jurisdiction; and

                           (D) a court may determine the another court is a more appropriate forum; and

         (c) We are not currently aware of any mandatory provisions within the terms of sub-paragraph (b)(A) above that affect enforceability.

                                                                       EXHIBIT C

                              Form of Mallesons, Stephen Jaques Opinion

        [To be replaced by draft Mallesons opinions as and when agreed]

(Insert customary assumptions, qualifications and exceptions)

         1. Each of the Issuer Trustee and the Security Trustee has been duly incorporated and is validly existing under the laws of New South Wales as a corporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

         2. Each of the Issuer Trustee and the Security Trustee is capable of suing and being sued in its corporate name.

         3. Each of the Issuer Trustee and the Security Trustee has:

                   (a) the corporate power to enter into and perform its obligations under each of the Basic Documents to which it is a party and, in the case of the Issuer Trustee, the Underwriting Agreement;

                   (b) taken all corporate action to authorize the execution and delivery of, and the performance of its obligations under, each Basic Document to which it is a party (including, in the case of the Issuer Trustee, the Underwriting Agreement and the issue and sale of the Class A-1 Notes); and

                   (c) duly executed and delivered each Basic Document to which it is a party and, in the case of the Issuer Trustee, the Underwriting Agreement.

         4.        (a)      the obligations of each of the Issuer Trustee and
                            the Security Trustee in each Basic Document to which it is a party and in the case of the Issuer Trustee, the Underwriting Agreement, constitutes its legal, valid and binding obligations enforceable in competent courts of the relevant jurisdictions.

                   (b)      upon issue (and, in the case of any
                            Registered Note, entry in the Register) in accordance with the Master Trust Deed and the Series Supplement, the Class A-1

                            Notes will constitute legal, valid and binding obligations of the Issuer Trustee, entitling the holder to the benefits provided by the Note Trust Deed and the Security Trust Deed, in each case enforceable in competent courts of the relevant jurisdictions.

         5. All Authorizations under the laws of any relevant jurisdiction now obtainable and required by either of the Issuer Trustee or the Security Trustee in connection with the execution, delivery, performance, validity or enforceability of the Basic Documents and the Underwriting Agreement and to make the Basic Documents the Underwriting Agreement admissible as evidence have been obtained or effected and are in full force and effect. No Authorization under the laws of the relevant jurisdictions is required for the issue or distribution of the Prospectus in the United States of America and the United Kingdom.

         6. Neither of the Issuer Trustee and the Security Trustee is, nor with the giving of notice or lapse of time or both would either be, in violation of or in default under its constitution or any note trust deed, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not material to that party or to any holder of Class A-1 Notes.

         7. The issue and sale of the Class A-1 Notes and the execution, delivery and performance by the Issuer Trustee of the Class A-1 Notes, the Underwriting Agreement and the Basic Documents and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any note trust deed, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Issuer Trustee is a party or by which the Issuer Trustee is bound or to which any of the property or assets of the Issuer is subject, nor will any such action result in any violation of the provisions of the constitution of the Issuer Trustee, the Master Trust Deed, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer Trustee, or any of its properties;

         8. Each of the Issuer Trustee and the Security Trustee owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Issuer Trustee nor the Security Trustee has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Issuer Trustee and the Security Trustee is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus;

         9. The Issuer Trustee has full power and authority to purchase the Mortgage Loan Rights from CBA as part of the Trust pursuant to the Series Supplement and has duly authorized such purchase from CBA as part of the Trust by all necessary corporate action;

         10. Other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of our knowledge, threatened in any relevant jurisdiction against or affecting either the Issuer Trustee or the Security Trustee or any property of the Issuer Trustee or the Security Trustee, or to which either the Issuer Trustee or Security Trustee is or may be a party or to which any property of the Issuer Trustee or the Security Trustee is or may be the subject (i) asserting the invalidity of any of the Basic Documents to which it is a party or, in the case of the Issuer Trustee, the Underwriting Agreement,
(ii) seeking to prevent the issuance of the Class A-1 Notes or the consummation of any of the transactions contemplated by any of the Basic Documents to which it is a party or, in the case of the Issuer Trustee, the Underwriting Agreement,
(iii) that may adversely affect the relevant jurisdiction federal or state income, excise, franchise or similar tax attributes of the Class A-1 Notes, (iv) that could materially and adversely affect the obligation of the Issuer Trustee or the Security Trustee under any of the Basic Documents to which it is a party or, in the case of the Issuer Trustee, the Underwriting Agreement or (v) which, if determined adversely to that party, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of that party and its subsidiaries taken as a whole or that would reasonably be expected to materially adversely affect the interests of the holders of the Class A-1 Notes;

         11. the Trust, and the Security Trust established under the Security Trust Deed, are properly constituted and the Issuer Trustee and the Security Trustee have been properly appointed;

         12. any final and conclusive judgment of a court of the State of New York, USA, having jurisdiction recognized by the relevant jurisdiction, in respect of an obligation of the Issuer Trustee or the Security Trustee under the Underwriting Agreement or under a Basic Document, which is for a fixed sum of money, would be enforceable by action in the courts of each relevant jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York court unless: (a) the proceedings in the New York court involved a denial of the principles of natural justice; (b) the judgment is contrary to the public policy of the relevant jurisdiction; (c) the judgment was obtained by fraud or duress or was based on a clear mistake of fact; (d) the judgment is a penal or revenue judgment; or (e) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the New York judgment;

         13. neither the Issuer Trustee, nor the Security Trustee, nor any of their properties or assets has any immunity from the jurisdiction of any court or from legal process under the laws of any relevant jurisdiction;

         14.      (a)      under the law of each relevant jurisdiction, the law
                           of New South Wales, as specified in the Basic
                           Documents (other than the Underwriting Agreement, will be applied to the Basic Documents if the choice of law was made in good faith. We are not aware that the choice of law has been made in bad faith;

                  (b) under the law of each relevant jurisdiction, the law of the State of New York will be applied to the Underwriting Agreement and the Underwriting Agreement will on execution by each of the parties to it be enforceable in competent courts of each relevant jurisdiction, if the choice of that law was made in good faith, and except to the extent that:

                           (A) there are mandatory provisions of the law of the relevant jurisdiction which must be applied to the transaction covered by;

                           (B) any term of or any provision of the law of the State of New York applicable to the Underwriting Agreement, is contrary to the public policy of the relevant jurisdiction;

                           (C) the availability or enforceability of certain rights and remedies may be governed or affected by the procedural laws of the relevant jurisdiction in courts of the relevant jurisdiction; and

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

                           (D) a court may determine the another court is a more appropriate forum.

                  (c) We are not currently aware of any mandatory provisions within the terms of sub-paragraph (b)(A) above that affect enforceability.

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                                                                       EXHIBIT D

                     Form of CBA Inhouse Counsel's Opinion

             [To be replaced by draft opinion  as and when agreed]

(Insert customary assumptions, qualifications and exceptions)

1. neither of the CBA Parties is, nor with the giving of notice or lapse of time or both would either be, in violation of or in default under its constitution or any note trust deed, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the CBA Party is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not materially adverse to the CBA Parties taken as a whole or the consummation of any of the transactions contemplated by the Underwriting Agreement, or any Basic Document;

2. the issue and sale of the Class A-1 Notes and the execution, delivery and performance by the CBA Parties of their respective obligations under the Basic Documents and the Underwriting Agreement and the consummation of the transactions contemplated in Basic Documents and the Underwriting Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any note trust deed, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which a CBA Party is a party or by which the CBA Party is bound or to which any of the property or assets of a CBA Party is subject, nor will any such action result in any violation of the provisions of (i) the constitution of a CBA Party or (ii) any applicable law or statute applicable to a CBSA party in Australia or any existing order, rule or regulation of any court or governmental agency or body in Australia having jurisdiction over a CBA Party, or any of its properties in any federal or state jurisdiction of the Commonwealth of Australia;

3. other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of my knowledge, threatened in any federal or state jurisdiction of the Commonwealth of Australia against or involving any CBA Party or any property of a CBA Party, or to which any CBA Party is or may be a party or to which any property of a CBA Party is or may be the subject: (i) asserting the invalidity of the Underwriting Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Class A-1 Notes or the consummation of any of the transactions contemplated by the Underwriting Agreement or any of the Basic Documents, (iii) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the

                                     -61-
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Class A-1 Notes, (iv) that could materially and adversely affect a CBA Party's obligations under the Underwriting Agreement or any of the Basic Documents or
(v) which, if determined adversely to a CBA Party, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of CBA and its subsidiaries taken as a whole or that would reasonably be expected materially to adversely affect the consummation of any of the transactions contemplated by the Underwriting Agreement or any Basic Document.

                                     -62-